                                                                     EXHIBIT 4.6


THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS AND WARRANT SHARES MAY NOT BE OFFERED OR SOLD TO ANY U.S. PERSON, THE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES (EXCEPT AS PERMITTED BY REGULATIONS), AND THE WARRANT SHARES MAY NOT BE DELIVERED IN THE UNITED STATES BY THE ORIGINAL HOLDER OR ANY SUBSEQUENT HOLDER, UNLESS, IN EACH CASE, THE OFFER AND SALE OF THE WARRANTS AND WARRANT SHARES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.


                    WARRANTS TO PURCHASE COMMON STOCK                     NO. 21


     CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation (the "Company") hereby grants to _________________ (and each subsequent transferee, the "Holder") One Million (1,000,000) warrants (the "Warrants") for the purchase of shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares"), subject to adjustment as provided in Section 8 hereof, on the terms and subject to the conditions set forth herein.

     1. TERM. The Warrants may be exercised, in whole or in part, at any time and from time to time from the date hereof until 5:00 p.m. Eastern Time on January 31, 2002 (the "Exercise Period").

     2. EXERCISE PRICE. Subject to adjustment as provided in Section 5 hereof, the exercise price of each whole Warrant shall be (the "Exercise Price"):

          Exercise Period                Exercise Price
          ---------------                --------------
           2/1/99-1/31/00                   $.16
           2/1/00-1/31/01                   $.24
           2/1/01-1/31/02                   $.36


     3. EXERCISE OF WARRANTS. The Warrants are exercisable on the terms set forth herein at any time during the Exercise Period by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The

Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued promptly thereafter. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof certify to the Company, at the time of exercise, either that the Holder is not a U.S. person (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act")" and that the Warrants are not being exercised on behalf of a U.S. person, or to provide an opinion of counsel satisfactory to the Company that the offer and sale of the Warrants and Warrant Shares to be delivered upon exercise thereof has been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available. It shall be a further condition to the exercise of the Warrants that the Warrants may not be exercised in the United States and the Warrant Shares may not be delivered in the United States absent registration under the Securities Act or available exemption from registration, unless otherwise permitted by Regulation S.

     4. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date.

     5. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

          (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (a) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted pursuant to subsection (a) above.

          (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant to be mailed to the Holder, at its last address appearing in the Warrant Register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 5.

     6. TRANSFER. The Holder may from time to time request the Company in writing to transfer the Warrants to any other person or entity. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon surrender to the Company or its duly authorized agent.

     7. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrants Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by acceptance of this certificate that, as of the date of this Warrant and at the time of exercise, (a) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction; or (c) the Holder is an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Regulation S or any other applicable restricted period under the Securities Act (the "Restricted Period"). The Legend shall be in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") OR ANY SECURITIES LAWS OF JURISDICTIONS OUTSIDE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON," AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT
     (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR (2) UPON DELIVERY TO THE COMPANY OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO (A) RULE 144, RULE 144A, OR REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (B) ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.


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     Upon the issuance of the Warrant Shares the Company will notify the transfer agent of the date of expiration of the Restricted Period. Upon delivery to the Company will notify the transfer agent of the date of expiration pursuant to Regulation S the Company shall instruct the transfer agent to effectuate the removal of the Legend from the certificate(s) representing the Shares upon the expiration of the Restricted Period.

     8. RESERVATION OF SHARES. The Company agrees that, at all exclusive purpose times during the Exercise Period, the Company will have authorized and reserved, for the of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the issuance of the Warrant Shares.

     9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

     10. GENERAL. This certificate shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts between Colorado residents entered into and to be performed entirely within the State of Colorado. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

Dated as of: December 31, 1998


                                                CONSOLIDATED CAPITAL OF NORTH
                                                AMERICA, INC.

                                                By:
                                                    ---------------------------
                                                      (Authorized Signature)


                                                    ---------------------------
                                                          (Name and Title)


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


                               NOTICE OF EXERCISE


                                                 Dated                ,
                                                       ---------------  -------

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of ____________________ in payment of the actual exercise price thereof.

                           --------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     --------------------------------------------------------
            (Please typewrite or print in block letters)

         Signature
                   -----------------------------------

                           --------------------------

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto

Name
     --------------------------------------------------------
            (Please typewrite or print in block letters)

Address
       -------------------------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated                 ,
      ---------------  --------
                                         Signature
                                                   ----------------------------

Signature Guaranteed


------------------------